Exhibit 99.1a

NEWS COPY
INFORMATION CONTACT:
                        Dee Johnson
  (314) 719-1869
FOR IMMEDIATE RELEASE

VIASYSTEMS WILL HOST SECOND QUARTER 2010 RESULTS
CONFERENCE CALL ON AUGUST 9, 2010

ST. LOUIS, July 27, 2010 – Viasystems Group, Inc. (NASDAQ:VIAS) expects to release results for the quarter ended June 30, 2010 on Monday, August 9, 2010 before the market opens. Management plans to discuss the results of the quarter during a conference call with investors at 11:00 a.m. Eastern Time, which Viasystems will broadcast live via the Internet.

The live listen-only audio of the conference will be available at http://investor.viasystems.com. Professional investors and analysts are invited to participate in the live call by dialing 877-640-9867 (toll-free) or 914-495-8546.

A telephonic replay of this conference call will be available for one week at
800-642-1687 or 706-645-9291. Replay listeners should enter the conference ID 89698539. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 15,000 employees around the world serve more than 800 customers in the automotive, industrial and instrumentation, telecom, computer/datacom and military/aerospace markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.